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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of Rochester Telephone Corporation of our report, dated January 18, 1993, which appears on page 29 of the 1992 Annual Report to Share Owners of Rochester Telephone Corporation, which is incorporated by reference in Rochester Telephone Corporation's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 24 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 17, 1994 which appears on page 9 of the Current Report on Form 8-K dated January 20, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus. We also consent to the reference to us under the heading "Summary Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Summary Financial and Operating Data."


s/Price Waterhouse


PRICE WATERHOUSE



January 19, 1994
Rochester, New York